Exhibit (a)(95)

VOYA EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: May 27, 2022

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the "Declaration of Trust"), including Article V, Section

5.13and Article VIII, Section 8.3 of the Trust's Declaration of Trust, hereby amend the Establishment and Designation of Series and Classes to establish Class A shares, Class C shares, Class P3 shares, Class R shares, Class T shares and Class W shares for Voya Small Cap Growth Fund, as follows:

A.Paragraph 1 of the Establishment and Designation of Series and Classes with respect to Voya Small Cap Growth Fund, dated February 11, 2022, is hereby amended as follows:

1.The Fund shall be designated Voya Small Cap Growth Fund. The Classes thereof shall be designated as follows:

Voya Small Cap Growth Fund Class A

Voya Small Cap Growth Fund Class C

Voya Small Cap Growth Fund Class I

Voya Small Cap Growth Fund Class P3

Voya Small Cap Growth Fund Class R

Voya Small Cap Growth Fund Class R6

Voya Small Cap Growth Fund Class T

Voya Small Cap Growth Fund Class W

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Exhibit (a)(95)

IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes.

Dated: March 24, 2022

/s/ Coleen D. Baldwin______________	/s/ Joseph E. Obermeyer____________
Colleen D. Baldwin, as Trustee	Joseph E. Obermeyer, as Trustee
/s/ John V. Boyer__________________	/s/ Sheryl K. Pressler_______________
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee
/s/ Patricia W. Chadwick____________	/s/ Dina Santoro____________________
Patricia W. Chadwick, as Trustee	Dina Santoro, as Trustee
/s/ Martin J. Gavin_________________	/s/ Christopher P. Sullivan____________
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee